January 18, 2005


                For media inquiries:                For financial inquiries:
                Katherine Taylor                    John Hecht
                Investor Relations Manager          Chief Financial Officer
                815-961-7164                        815-961-2787

           AMCORE FINANCIAL, INC. REPORTS RECORD 4TH QUARTER EARNINGS
              NET INCOME AND EARNINGS PER SHARE INCREASE 31 PERCENT

                                  Flash Results

                  (Numbers in Thousands, Except Per Share Data)
                        4th quarter 2004  YTD 2004   4th quarter 2003   YTD 2003
         Net Revenues        $58,866      $223,509        $54,668       $226,304
         Net Income          $12,923       $45,696        $ 9,876       $ 43,504
         Diluted Shares       25,145        25,251         25,282         25,090
         Diluted EPS           $0.51         $1.81          $0.39          $1.73

     ROCKFORD, IL -- AMCORE Financial, Inc. (Nasdaq: AMFI) reported record diluted earnings per share of $0.51 for fourth quarter 2004, a 31 percent increase, compared to $0.39 per diluted share in fourth quarter 2003. Net income in the fourth quarter of 2004 was $12.9 million, a 31 percent increase from the $9.9 million in the prior-year period. Full year 2004 diluted earnings per share were a record $1.81, an increase of $0.08 or five percent, from $1.73 per diluted share in 2003. AMCORE's net income for the full year 2004 rose $2.2 million, or five percent, to $45.7 million from $43.5 million in 2003.

     "Consistently over the past three years, we have successfully expanded into higher growth markets," said Kenneth E. Edge, Chairman, President and CEO of AMCORE. "Every year since the branching program began in 2001, we improved net income performance over the prior year. In 2004, our branch expansion performance exceeded expectations by breaking even ahead of schedule."

     Highlights
     ----------

o Average assets increased 11 percent to $4.9 billion in the fourth quarter 2004 compared to $4.4 billion in fourth quarter 2003.

o Net interest income increased 10 percent, or $3.6 million, to $39.6 million in the fourth quarter 2004 from $36.1 million during the same quarter a year ago.

o The net interest margin decreased four basis points to 3.58 percent in fourth quarter 2004 from 3.62 percent in fourth quarter 2003, but increased five basis points when compared to third quarter 2004.

o Non-performing loans decreased $3.0 million, or nine percent, from December 31, 2003.

o Provision for loan losses increased 44 percent, or $1.4 million in the fourth quarter 2004, compared to fourth quarter 2003.

o Average loan balances grew nine percent, or $260 million, compared to fourth quarter 2003.

o Average bank issued deposits grew seven percent, or $203 million, compared to fourth quarter 2003.

o Operating expenses decreased five percent, or $1.9 million, compared to fourth quarter 2003.

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                                                                          1 of 4

     Fourth Quarter Results
     ----------------------

     Net interest income in fourth quarter 2004 grew 10 percent, or $3.6 million, to $39.6 million compared to the same quarter in 2003 due to continued strong loan growth. The net interest margin decreased four basis points to 3.58 percent in fourth quarter 2004 from 3.62 percent in fourth quarter 2003, but increased five basis points when compared to third quarter 2004. For the full year 2004, the net interest margin increased five basis points to 3.59 percent from 3.54 percent in 2003.

     Other key ratio improvements include a 16 basis point increase in return on average assets to 1.04 percent in fourth quarter 2004 compared to 0.88 percent during the prior-year period. Return on average equity increased 275 basis points to 13.32 percent in fourth quarter 2004 compared to 10.57 percent in fourth quarter 2003.

     Average loans rose $260 million to $3.2 billion, a nine percent increase from fourth quarter 2003. The growth came from average increases of $461 million, or 23 percent, in commercial lending driven by AMCORE's branch expansion in Chicago suburban and Madison area markets. Consumer loan balances decreased 42 percent compared to the same quarter a year ago primarily due to lower indirect automobile lending and securitization.

     Loan yields rose three basis points to 5.87 percent in fourth quarter 2004 compared to the same period a year ago, and were up 17 basis points from third quarter 2004. This is the result of a higher proportion of floating rate loans in the portfolio compared to the third quarter 2004.

     Average bank issued deposits grew to $3.1 billion, an increase of seven percent, or $203 million, compared to a year ago. The total cost of bank issued deposits decreased eight basis points from fourth quarter 2003 as the Company continued to shift its deposit mix to lower cost transaction accounts. "We are making significant progress in increasing deposits, particularly checking and transaction accounts," said Edge. "These products are important in attracting new households and building stronger customer relationships, which enables us to cross-sell other consumer financial products such as home equity loans and investments."

     Average non-interest bearing deposits increased 10 percent to $469 million in fourth quarter 2004 from $425 million in fourth quarter 2003. Average interest-bearing demand and savings deposits grew 13 percent to $1.5 billion in fourth quarter 2004 compared to $1.3 billion during the same period a year ago. Average time deposits declined one percent to $1.1 billion in fourth quarter 2004. "We have been very strategic in executing our deposit strategy," said Edge. "We maintained tight pricing disciplines as we shifted our mix to lower cost funds. On an annualized basis, our average bank issued deposits grew by 17 percent during the fourth quarter."

     Total non-interest income increased three percent, or $638,000, to $19.3 million over the fourth quarter of 2003. The increase was due to a $469,000 increase in service charges on deposits, a $427,000 increase in mortgage banking income and a $636,000 gain on the sale of loans, primarily $81 million of indirect auto loans. Net security gains declined $869,000 in the fourth quarter 2004 compared to the prior-year quarter.

     Mortgage banking income increased 27 percent to $2.0 million in fourth quarter 2004 compared to $1.6 million in the same period a year ago. Fourth quarter 2004 included a mortgage servicing rights impairment reversal of $684,000 compared to the $306,000 reversal recorded in the fourth quarter 2003, an increase of $377,000. Mortgage closings totaled $112 million in fourth quarter 2004, a 26 percent increase from the $89 million in fourth quarter 2003. Of total fourth quarter closings, most of the growth was due to increases in new home-purchase mortgages, which increased 37 percent in fourth quarter 2004 compared to the same period a year ago. Refinancing volume, on the other hand, increased only 11 percent compared to the same quarter a year ago. "We made solid progress in growing our new home-purchase mortgages and expect to continue to grow this business as we add mortgage originators in strong housing markets like the Chicago suburbs," said Edge.

     Trust and asset management revenues decreased $411,000, or seven percent, to $5.1 million in fourth quarter 2004 from the fourth quarter 2003 level. Assets under administration totaled $4.4 billion at the end of the quarter compared to $4.3 billion a year ago.

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                                                                          2 of 4

     Total operating expenses decreased five percent, or $1.9 million, in fourth quarter 2004 compared to the same quarter last year. Most notably, the decrease was due to lower incentives, lower health care costs, decreases in other real estate expenses and severance expense recorded during fourth quarter 2003.

     "We maintained good expense discipline during a time of expansion, and this has helped us keep costs down," said Edge. "We also created favorable operating leverage and are supporting a higher level of assets within the same cost structure."

     Asset Quality & Reserves
     ------------------------

     Non-accrual loans totaled $30.1 million at December 31, 2004, a decrease of five percent, or $1.5 million, from December 31, 2003, but an increase of $12.8 million, or 74 percent, from September 30, 2004. Loans 90 days past due and still accruing interest totaled $1.8 million at December 31, 2004, a decrease of 44 percent, or $1.5 million, from December 31, 2003, and a decrease of 39 percent, or $1.2 million, from September 30, 2004. The percentage of total non-performing assets to total assets was 0.77 percent at December 31, 2004 down from 0.91 percent at December 31, 2003 and up from 0.52 percent at September 30, 2004. "The increase in non-accruals from third quarter 2004 relates to three credits in our core markets," said Edge.

     Net charge-offs were $4.7 million, an increase of 28 percent or $1.0 million, from fourth quarter 2003 and an increase of 54 percent, or $1.7 million, from third quarter 2004. Net charge-offs were 58 basis points of average loans on an annualized basis during fourth quarter 2004, compared to 50 basis points for fourth quarter 2003 and 38 basis points for third quarter 2004. The increase was due mainly to charge-offs in the commercial and industrial portfolio.

     Total non-accrual loans as a percentage of loans decreased to 0.92 percent from 1.06 percent at December 31, 2003, but increased from 0.55 percent at September 30, 2004. The allowance for loan losses, as a percentage of ending loans, was 1.25 percent at December 31, 2004 compared to 1.41 percent at December 31, 2003 and 1.33 percent at September 30, 2004. The allowance to non-accrual loans ratio was 136 percent at December 31, 2004, compared to 133 percent at December 31, 2003 and 242 percent at September 30, 2004.

     "Fluctuations occur from time to time in credit quality, but we believe the overall trend remains positive," said Edge. "We are working through the problem credits and have made significant progress over the past two years in shortening the collection and resolution process for non-performing assets."

     Branching Update
     ----------------

     During the fourth quarter 2004, AMCORE's branch expansion program was accretive to earnings by $0.04 per share and was essentially break even for the full year. AMCORE expects its branch expansion program to be accretive to earnings by $0.10 to $0.15 per share in 2005.

     "The success of our branch expansion program continues to exceed expectations and is adding significant growth in loans and net interest income," said Edge. "Over the past three years, our strategy has resulted in profitable growth opportunities in our expansion markets. Our success is really a credit to our AMCORE team, which remains committed to growth and building long-term shareholder value."

     In 2004, AMCORE opened and/or upgraded 11 offices. In first quarter, AMCORE opened one limited branch office (LBO) in Gurnee, IL, and a full service facility in Freeport, IL. During second quarter, three full service facilities opened in the Illinois communities of Elgin, Naperville and Peru. In the third quarter, openings included an LBO in Lake Zurich, IL and full service facilities in Schaumburg, IL and Madison, WI. In the fourth quarter, openings included three full service facilities in the Illinois communities of Aurora, Carol Stream and Morton Grove. During 2004, three LBOs and two in-store branches closed as new branches opened.

     The 20 (net) new branches opened since April 2001 contributed total loans of $1.0 billion and total deposits of $402 million at December 31, 2004. Same-branch contributions, which include new branches opened as of December 31, 2003, were $948 million in loans and $379 million in deposits.

--------------------------------------------------------------------------------
                                                                          3 of 4

     By 2009, AMCORE expects to have added 34 (net) new offices since the beginning of the initiative in 2001. "By the end of 2009, AMCORE is scheduled to have 84 offices, two-thirds of which will be located in markets that we believe exhibit strong growth characteristics," said Edge.

     AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $4.9 billion and investment assets under administration of $4.4 billion with 70 locations in Illinois, Wisconsin and Iowa.

     AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and investment services including trust, brokerage, asset management, mutual fund administration, employee benefit plan record keeping and is the investment advisor for the Vintage family of mutual funds.

     This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company's officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE's management and on information currently available to such management. The use of the words "believe", "expect", "anticipate", "plan", "estimate", "should", "may", "will" or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

     Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment;
(VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in accounting principles generally accepted in the United States of America; (XVI) changes in assumptions or conditions affecting the application of "critical accounting estimates"; (XVII) inability of third-party vendors to perform critical services for the company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

     AMCORE common stock is listed on The NASDAQ Stock Market under the symbol "AMFI." Further information about AMCORE Financial, Inc. can be found at the Company's website at www.AMCORE.com.



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                                                                          4 of 4

                             AMCORE Financial, Inc.
                         CONSOLIDATED FINANCIAL SUMMARY
                                   (Unaudited)

                                       ---------------------------------------------------------------------------------------------
($ in 000's, except per share data)     4th Qtr. 3rd Qtr.  2nd Qtr.   1st Qtr.   4th Qtr.4Q '04/'03      Year to Date     2004/2003
            SHARE DATA                    2004     2004      2004       2004       2003  Incr(Decr)     2004       2003   Incr(Decr)
                                       ---------------------------------------------------------------------------------------------
Diluted earnings                         $ 0.51   $ 0.49    $ 0.41     $ 0.39     $ 0.39     31%       $ 1.81     $ 1.73        5%
Cash dividends                           $ 0.17   $ 0.17    $ 0.17     $ 0.17     $ 0.17      0%       $ 0.68     $ 0.66        3%
Book value                               $15.57   $15.44    $14.68     $15.34     $14.98      4%       $15.57     $14.98        4%
Average diluted shares outstanding       25,145   25,078    25,285     25,500     25,282     (1%)      25,251     25,090        1%

         INCOME STATEMENT

Net interest income                    $ 39,613 $ 38,431  $ 37,640   $ 37,288   $ 36,053     10%    $ 152,972   $138,687       10%

Provision for loan losses                 4,743    2,830     3,282      4,675      3,295     44%       15,530     24,917      (38%)

Non-interest income:
   Trust & asset management               5,079    5,017     5,375      5,516      5,490     (7%)      20,987     22,524       (7%)
   Service charges on deposits            5,293    5,388     4,966      4,403      4,824     10%       20,050     18,611        8%
   Mortgage banking income (loss)         2,029      321     2,835       (385)     1,602     27%        4,800     13,187      (64%)
   Company owned life insurance           1,684    1,346       540      2,169      1,793     (6%)       5,739      7,022      (18%)
   Brokerage Commission Income              749      721       784        858        646     16%        3,112      2,634       18%
   Bankcard Fees Income                   1,108    1,111     1,007        902        888     25%        4,128      3,504       18%
   Gain on asset/loan sales                 636    1,214         -        612          -     N/M        2,462     10,699      (77%)
   Net security gains                     1,221      250         -      1,914      2,090    (42%)       3,385      4,375      (23%)
   Other                                  1,454    1,550     1,330      1,540      1,282     13%        5,874      5,061       16%
                                       ---------------------------------------------------------------------------------------------
Total non-interest income                19,253   16,918    16,837     17,529     18,615      3%       70,537     87,617      (19%)

Operating expenses:
   Personnel costs                       22,415   21,126    21,417     22,426     23,103     (3%)      87,384     80,184        9%
   Net occupancy and equipment            4,805    4,645     4,748      4,963      5,108     (6%)      19,161     18,382        4%
   Data processing                          575      580       567        584        549      5%        2,306      5,096      (55%)
   Professional fees                      1,001    1,102     1,149      1,242      1,180    (15%)       4,494      4,583       (2%)
   Advertising & business development     1,640    1,634     1,407      1,514      1,681     (2%)       6,194      5,792        7%
   Communication expense                  1,169    1,155     1,124      1,126      1,288     (9%)       4,574      4,693       (3%)
   Other                                  4,636    4,707     5,592      4,896      5,198    (11%)      19,832     23,047      (14%)
                                       ---------------------------------------------------------------------------------------------
Total operating expenses                 36,241   34,949    36,004     36,751     38,107     (5%)     143,945    141,777        2%
                                       ---------------------------------------------------------------------------------------------

Income before income taxes               17,882   17,570    15,191     13,391     13,266     35%       64,034     59,610        7%
   Income taxes                           4,959    5,230     4,776      3,373      3,390     46%       18,338     16,106       14%
                                       ---------------------------------------------------------------------------------------------
Net income                             $ 12,923 $ 12,340  $ 10,415   $ 10,018    $ 9,876     31%     $ 45,696   $ 43,504        5%
                                       =============================================================================================

                                       ---------------------------------------------------------------------------------------------
                                        4th Qtr. 3rd Qtr.  2nd Qtr.   1st Qtr.   4th Qtr.Basis Point     Year to Date    Basis Point
        KEY RATIOS AND DATA               2004     2004      2004       2004       2003   Change        2004       2003     Change
                                       ---------------------------------------------------------------------------------------------

Net interest margin (FTE)                 3.58%    3.53%     3.60%      3.65%      3.62%      (4)       3.59%      3.54%         5

Return on average assets                  1.04%    1.02%     0.90%      0.88%      0.88%      16        0.96%      0.98%        (2)
Return on average equity                 13.32%   13.22%    11.20%     10.50%     10.57%     275       12.06%     11.90%        16
Efficiency Ratio                         61.57%   63.14%    66.09%     67.04%     69.71%    (814)      64.40%     62.65%       175
Equity/assets (end of period)             7.82%    7.86%     7.60%      8.36%      8.27%     (45)

Allowance to loans (end of period)        1.25%    1.33%     1.38%      1.43%      1.41%     (16)
Allowance to non-accrual loans          135.81%  242.36%   230.60%    148.69%    132.98%     283
Non-accrual loans to loans                0.92%    0.55%     0.60%      0.96%      1.06%     (14)
Non-performing assets to total assets     0.77%    0.52%     0.56%      0.86%      0.91%     (14)

(in millions)
Total assets under administration       $ 4,430  $ 4,225   $ 4,376    $ 4,343    $ 4,284      3%
Mortgage loans closed                     $ 112    $ 103     $ 154       $ 98       $ 89     26%

N/M = not meaningful

AMCORE Financial, Inc.
(Unaudited)

                                            ---------------------------------------------------------------------------------------
($ in 000's)                                   4th Qtr.     3rd Qtr.     2nd Qtr.     1st Qtr.     4th Qtr.   4Q '04/'03   Ending
         AVERAGE BALANCE SHEET                   2004         2004         2004         2004         2003     Incr(Decr)  Balances
                                            ---------------------------------------------------------------------------------------
Assets:
Investment securities                        $ 1,221,676  $ 1,233,926  $ 1,177,696  $ 1,152,054  $ 1,099,910      11%   $ 1,249,250
Short-term investments                            19,753        5,249        7,226        7,697       13,512      46%           361
Loans held for sale                               80,666       32,609       44,252       25,969       23,790     239%        30,634
Loans:   Commercial                              731,376      735,864      742,460      731,230      725,345       1%       764,437
         Commercial real estate                1,733,023    1,548,689    1,417,519    1,369,631    1,278,552      36%     1,784,772
         Residential real estate                 415,927      405,784      390,653      372,602      377,263      10%       412,753
         Consumer                                335,005      499,241      532,592      550,211      574,262     (42%)      316,838
                                            ---------------------------------------------------------------------------------------
Total loans                                  $ 3,215,331  $ 3,189,578  $ 3,083,224  $ 3,023,674  $ 2,955,422       9%     3,278,800
Allowance for loan losses                        (42,537)     (44,006)     (44,660)     (43,397)     (43,978)     (3%)      (40,945)
Other non-earning assets                         427,681      412,202      408,624      399,012      396,257       8%       422,388
                                            ---------------------------------------------------------------------------------------
Total assets                                 $ 4,922,570  $ 4,829,558  $ 4,676,362  $ 4,565,009  $ 4,444,913      11%   $ 4,940,488
                                            =======================================================================================
Liabilities and Stockholders' Equity:
   Non-interest bearing deposits               $ 468,962    $ 456,804    $ 449,694    $ 420,742    $ 425,418      10%     $ 479,079
   Interest-bearing demand and savings         1,497,778    1,382,348    1,360,003    1,392,536    1,330,431      13%     1,520,382
   Time deposits                               1,129,816    1,129,726    1,123,071    1,090,754    1,137,796      (1%)    1,113,933
                                            ---------------------------------------------------------------------------------------
Total Bank issued deposits                   $ 3,096,556  $ 2,968,878  $ 2,932,768  $ 2,904,032  $ 2,893,645       7%     3,113,394
                                            ---------------------------------------------------------------------------------------
Wholesale deposits                               646,833      647,561      550,291      515,530      456,935      42%       621,297
Short-term borrowings                            559,979      606,686      577,063      524,159      460,061      22%       589,158
Long-term borrowings                             166,074      180,565      184,297      183,515      205,369     (19%)      165,018
Other liabilities                                 67,094       54,527       58,010       53,995       58,333      15%        65,043
                                            ---------------------------------------------------------------------------------------
Total liabilities                            $ 4,536,536  $ 4,458,217  $ 4,302,429  $ 4,181,231  $ 4,074,343      11%     4,553,910
                                            ---------------------------------------------------------------------------------------
Stockholders' Equity                             380,152      370,976      371,003      372,055      361,691       5%       384,685
Other Comprehensive Income                         5,882          365        2,930       11,723        8,879     (34%)        1,893
                                            ---------------------------------------------------------------------------------------
Total Stockholders' Equity                       386,034      371,341      373,933      383,778      370,570       4%       386,578
                                            ---------------------------------------------------------------------------------------
Total Liabilities & Stockholders' Equity     $ 4,922,570  $ 4,829,558  $ 4,676,362  $ 4,565,009  $ 4,444,913      11%   $ 4,940,488
                                            =======================================================================================

            CREDIT QUALITY
Ending allowance for loan losses                $ 40,945     $ 41,980     $ 43,230     $ 43,475     $ 42,115      (3%)
Net charge-offs                                    4,722        3,058        3,527        3,315        3,692      28%
Net charge-offs to avg loans (annualized)          0.58%        0.38%        0.46%        0.44%        0.50%      16%
Non-performing assets:
   Non-accrual loans                            $ 30,148     $ 17,321     $ 18,747     $ 29,239     $ 31,671      (5%)
   Loans 90 days past due & still accruing         1,848        3,028        2,717        4,401        3,304     (44%)
                                            ---------------------------------------------------------------------------
       Total non-performing loans                 31,996       20,349       21,464       33,640       34,975      (9%)
   Foreclosed real estate                          4,940        4,029        4,548        5,223        4,433      11%
   Other foreclosed assets                           923          950          856          887        1,989     (54%)
                                            ---------------------------------------------------------------------------
      Total non-performing assets               $ 37,859     $ 25,328     $ 26,868     $ 39,750     $ 41,397      (9%)
                                            ===========================================================================

        YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)                        4.60%        4.49%        4.44%        4.70%        4.72%
Short-term investments                             2.02%        1.23%        0.74%        0.99%        0.86%
Loans held for sale                                7.59%        8.66%        6.92%       11.00%        8.59%
Loans:   Commercial                                5.77%        5.37%        5.39%        5.58%        5.46%
         Commercial real estate                    5.81%        5.59%        5.47%        5.34%        5.43%
         Residential real estate                   5.76%        5.64%        5.56%        5.79%        5.91%
         Consumer                                  6.57%        6.58%        6.73%        6.87%        7.19%
                                            -----------------------------------------------------------------
Total loans (FTE)                                  5.87%        5.70%        5.68%        5.73%        5.84%
                                            -----------------------------------------------------------------
Total interest-earning assets (FTE)                5.54%        5.38%        5.34%        5.47%        5.54%
                                            =================================================================
Liabilities:
   Interest-bearing demand and savings             1.14%        0.90%        0.82%        0.88%        0.92%
   Time deposits                                   2.65%        2.55%        2.50%        2.70%        2.97%
                                            -----------------------------------------------------------------
Total Bank issued deposits                         1.79%        1.64%        1.58%        1.68%        1.87%
                                            -----------------------------------------------------------------
Wholesale deposits                                 2.96%        2.77%        2.71%        2.80%        3.11%
Short-term borrowings                              2.39%        2.32%        2.07%        2.09%        2.02%
Long-term borrowings                               5.62%        5.10%        4.98%        5.25%        4.45%
                                            -----------------------------------------------------------------
Total interest-bearing liabilities                 2.22%        2.09%        1.99%        2.07%        2.19%
                                            =================================================================
Net interest spread                                3.32%        3.29%        3.35%        3.40%        3.35%
Net interest margin (FTE)                          3.58%        3.53%        3.60%        3.65%        3.62%
                                            =================================================================

FTE adjustment (000's)                           $ 1,170      $ 1,107      $ 1,013      $ 1,037      $ 1,130